Exhibit 10.18

LEGEND OIL AND GAS, LTD.

– STOCK OPTION AGREEMENT –

Option No. 2011-

THIS STOCK OPTION AGREEMENT (“Agreement”) is made and entered into as of the date of grant set forth below (“Date of Grant”) by and between Legend Oil and Gas, Ltd., a Colorado corporation (“Company”), and the participant named below (“Participant”). Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Company’s 2011 Stock Incentive Plan (the “Plan”). A copy of the Plan has been provided to Participant.

Participant’s Name:

Participant’s Address:

Total Number of Option Shares:	______________

Exercise Price per Share:	$2.17 per share

Date of Grant:	November 2, 2011

Vesting Commencement Date:	November 2, 2011

Expiration Date:	November 1, 2021

Type of Option:	[ ] Incentive Stock Option

[ XX ] Nonqualified Stock Option

1. Grant of Option. The Company hereby grants to Participant an option (“Option”) to purchase the total number of shares of Common Stock of the Company set forth above (“Shares”) at the exercise price per share set forth above (“Exercise Price”), subject to all of the terms and conditions of this Agreement and the Plan. If designated as an Incentive Stock Option above, the Option is intended to qualify as an “incentive stock option” (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended; if designated as a Nonqualified Stock Option above, the Option is not intended to qualify as an ISO.

2. Vesting of Option. One-third (1/3) of the Shares subject to the Option shall be immediately vested and exercisable upon the Vesting Commencement Date. Provided Participant continues to provide services to the Company throughout the specified period, the remaining Shares underlying the Option will become exercisable at the following rate:

•	An additional one-third (1/3) of the Shares subject to the Option shall vest and become exercisable on the one-year anniversary of the Vesting Commencement Date; and

•	The final one-third (1/3) of the Shares subject to the Option shall vest and become exercisable on the two-year anniversary of the Vesting Commencement Date.

Notwithstanding the foregoing, any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service, for any reason, shall immediately terminate on such date.

3. Expiration; Termination.

(a) Expiration. Unless earlier terminated, the Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date.

(b) Termination of Service

(i) For any Reason except Cause, Retirement or Early Retirement, Disability or Death. Upon Termination of Service of Participant for any reason other than Cause, Retirement or Early Retirement, Disability or death, the Option, solely to the extent that it would have been exercisable by Participant on such date of termination, may be exercised by Participant no later than three months after the date of such Termination of Service, but in any event no later than the Expiration Date.

(ii) Retirement or Early Retirement, Disability or Death. If Participant’s Termination of Service occurs because of Retirement or Early Retirement, Disability or death of Participant, the Option, solely to the extent that it is exercisable by Participant on the date of termination, may be exercised by Participant (or Participant’s legal representative) no later than one year after the date of termination, but in any event no later than the Expiration Date.

(iii) Death of Participant. Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.

(iv) Termination for Cause. If a Participant’s Termination of Service occurs for Cause, all Options granted to a Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether a Participant shall be terminated for Cause, all a Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by a Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

(c) No Rights to Employment. Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other service relationship (whether as an officer, director, consultant or otherwise) with, the Company or any Related Company, or limit in any way the right of the Company (or any Related Company) to terminate Participant’s employment or other service relationship at any time, with or without Cause.

4. Manner of Exercise.

(a) Exercise Notice. To exercise this Option, Participant (or in the case of exercise after Participant’s death, Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise notice in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (“Exercise Notice”), which shall set forth Participant’s election to exercise the Option, the number of Shares being purchased (“Exercised Shares”), any restrictions imposed on the Shares and any representations, warranties and agreements regarding Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.

(b) Limitations on Exercise. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Participant on the date the Option is exercised with respect to such Exercised Shares. The Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which the Option is then exercisable. The Option may be exercised only for whole shares.

(c) Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(i)	cash; or

(ii)	certified or cashier’s check (or a personal check if acceptable to the Company); or

(iii)	tendering (either actually or, if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by a Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(iv)	if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board;

(v)	such other consideration as the Plan Administrator may permit; and

(vi)	any combination of the foregoing.

(d) Tax Withholding. Prior to the issuance of the Shares upon exercise of the Option, Participant must pay or provide for any applicable foreign, federal, state or local withholding obligations of the Company. If the Company allows, Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

(e) Issuance of Shares. The Option shall be deemed to be exercised upon receipt by the Company of a fully executed Exercise Notice accompanied by the aggregate Exercise Price for the Exercised Shares and provision for tax withholding. Thereafter, the Company shall issue the Shares registered in the name of Participant, Participant’s authorized assignee, or Participant’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

5. Non-Transferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant.

6. Adjustment in Option. If, between the Date of Grant and the complete exercise thereof, there shall be a change in the outstanding shares of Common Stock of the Company by reason of one or more stock splits, stock dividends payable in shares of common stock, combinations or exchanges of shares, recapitalizations or similar change in the Company’s corporate or capital structure, the number, kind and Exercise Price, as the case may be, of the Shares remaining subject to this Option shall be equitably adjusted in accordance with the terms of the Plan so that the proportionate interest in the Company represented by the Shares then subject to the Option shall be the same as before the occurrence of such event.

7. Acceleration upon Company Transaction. If in the event of a Company Transaction the Successor Company refuses to assume or substitute for an Option, then each such outstanding Option shall become fully vested and exercisable with respect to fifty percent

(50%) of the unvested portion of the Option. In such case, the Plan Administrator shall notify a Participant in writing or electronically that fifty percent (50%) of the unvested portion of the Option specified above shall be fully vested and exercisable for a specified time period. At the expiration of the time period, the Option shall terminate, provided that the Company Transaction is consummated. All Options shall terminate and cease to remain outstanding immediately following the Company Transaction, except to the extent assumed by the Successor Company.

8. Tax Consequences.

(a) Tax Consequences. Participant acknowledges that there are or may be foreign, federal, state and local income tax consequences to Participant as a result of the exercise of the Option and the subsequent sale or disposition of the Shares. If the Option is granted intending to qualify as an ISO under federal income tax law, the Company does not represent or guarantee that the Option qualifies as such. PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(b) Notice of Disqualifying Disposition of ISO Shares. If the Option is intended to qualify as an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the Option on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after exercise of the Option, Participant shall immediately notify the Company in writing of such disposition. Any such early disposition of the Shares may result in adverse tax consequences to Participant. Participant acknowledges that he or she may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to Participant.

9. Privileges of Stock Ownership. Participant shall not have any of the rights of a stockholder in the Company with respect to any Shares until Participant exercises the Option and pays the Exercise Price.

10. Compliance with Securities Laws and Regulations. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. Participant understands that certificates evidencing Shares issued upon exercise of this Option may be required to bear a legend restricting the resale thereof without registration of such shares under the Securities Act of 1933, as amended. Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Plan Administrator for review. The resolution of such a dispute by the Plan Administrator shall be final and binding on the Company and Participant.

12. Entire Agreement. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

13. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three days after deposit in the United States mail by certified or registered mail (return receipt requested); one business day after deposit with any return receipt express courier (prepaid); or one business day after transmission by facsimile (transmission confirmed).

14. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without regard to its provisions regarding conflicts of laws.

16. Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the grant of the Option evidenced hereby, you acknowledge: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (c) that all determinations with respect to any such future grants, including, but not limited to, the times when options will be granted, the number of shares subject to each option, the option price, and the time or times when each option will be exercisable, will be at the sole discretion of the Company; (d) that your participation in the Plan is voluntary; (e) that the value of the Option is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (f) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (g) that the vesting of the Option ceases upon termination of employment or service relationship with the Company for any reason except as may otherwise be explicitly provided in the Plan or this Agreement; (h) that the future value of the underlying Shares is unknown and cannot be predicted with certainty; and (i) that if the underlying Shares do not increase in value, the Option will have no value.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

DATED as of the Date of Grant set forth above.

LEGEND OIL AND GAS, LTD.

By:
Its:
Name:

ACCEPTANCE BY PARTICIPANT:

Participant acknowledges receipt of a copy of the Plan. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax adviser prior to any such exercise or disposition. Participant accepts this Option subject to all of the terms and provisions of the Plan and this Agreement.

PARTICIPANT:

(Signature)

(Print Name)

Date signed:

EXHIBIT A

NOTICE OF EXERCISE OF STOCK OPTION

Legend Oil and Gas, Ltd.

1420 Fifth Avenue, Suite 2200

Seattle, WA 98101

Attn: James Vandeberg

1. Notice of Exercise. The undersigned (“Purchaser”) hereby notifies Legend Oil and Gas, Ltd., a Colorado corporation (the “Company”), of his / her election to exercise his / her option to purchase             shares of the Company’s common stock, $.001 par value (the “Common Stock”), pursuant to that Stock Option Agreement (the “Agreement”) between the undersigned and the Company dated             , 20            (Option No.             ).

2. Payment of Exercise Price. Accompanying this Notice is (a) a certified or a cashier’s check (or other check acceptable to the Company) in the amount of $            payable to the Company, and/or (b) such other form of payment, together with appropriate documentation, which is acceptable to the Company or as otherwise specified in Section 4 of the Agreement.

3. Payment of Withholdings Taxes. Purchaser acknowledges that he / she is responsible for paying or providing for any applicable federal or state tax withholdings as a result of this Option exercise.

(a) Accompanying this Notice is my check in the amount of $            , in payment of foreign, federal, state or local income withholding and employment taxes applicable to this exercise. The amount of such payment is based on advice received from appropriate officials of the Company responsible for the administration of its payroll and employment tax obligations.

(b) Alternatively, or in addition, to avoid earnings charges or other adverse consequences to the Company under applicable accounting or tax rules or regulations, in full or partial payment of such taxes: (i) I deliver herewith an additional             shares of the Common Stock presently owned by me, having an aggregate fair market value as of the date hereof of $            [if such delivery is authorized and approved by the Company]; or (ii) I hereby authorize the Company to withhold, from the shares of Common Stock otherwise issuable to me pursuant to this exercise,             such shares having an aggregate fair market value at the date hereof of $            .

4. Title to Shares. The exact spelling of the name(s) under which Purchaser desires to take title to the Shares is: ____________

__________________________________________________________________________________________.

Purchaser desires to take title to the Shares as follows:

[ ]	Individual, as separate property
[ ]	Husband and wife, as community property
[ ]	Joint Tenants
[ ]	Alone or with spouse as trustee(s) of the following trust (including date):

[ ]	Other; please specify: ______________________________________________________________________

5. Tax Consequences. PURCHASER UNDERSTANDS THAT THERE MAY BE ADVERSE FOREIGN, FEDERAL OR STATE TAX CONSEQUENCES AS A RESULT OF PURCHASER’S PURCHASE OR DISPOSITION OF THE SHARES. PURCHASER ACKNOWLEDGES THAT SHE / HE HAS BEEN ADVISED TO CONSULT WITH HER / HIS TAX ADVISER IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT PURCHASER HAS HAD AN OPPORTUNITY TO DO SO. PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

6. Compliance with Laws and Regulations. Purchaser acknowledges that the issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington, without regard to conflicts of laws.

EXECUTED as of the              day of                     , 20     .

PARTICIPANT

SSN: ___________________________________________
(Signature)

Address: __________________________________________
(Print name)	__________________________________________